Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of this Amendment No. 1, dated November 9, 2015,  to the Statement on Schedule 13G with respect to shares of Common Stock of WashingtonFirst Bankshares, Inc. and that this Joint Filing Agreement shall be included as an Exhibit to such filing.

The Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of November 9, 2015.

CASTLE CREEK CAPITAL PARTNERS IV, LP
By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III
Title:	President

CASTLE CREEK CAPITAL IV LLC
By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III
Title:	President

JOHN M. EGGEMEYER III
By:	/s/ John M. Eggemeyer III
Name:	John M. Eggemeyer III

J. MIKESELL THOMAS
By:	/s/ J. Mikesell Thomas
Name:	J. Mikesell Thomas

MARK G. MERLO
By:	/s/ Mark G. Merlo
Name:	Mark G. Merlo

JOHN T. PIETRZAK
By:	/s/ John T. Pietrzak
Name:	John T. Pietrzak

SIGNATURE PAGE TO JOINT FILING AGREEMENT (WASHINGTONFIRST BANKSHARES, INC.)